Exhibit 99.1
Joint Filer Information

Date of Event Requiring Statement:	July 18, 2011

Issuer Name and Ticker or Trading Symbol:	Cheniere Energy Inc [LNG]

Designated Filer:	GSO Capital Partners LP

Other Joint Filers:	GSO COF Facility LLC GSO Advisor Holdings L.L.C. Bennett J. Goodman J. Albert Smith III Douglas I. Ostrover

Addresses:	The address of the principal business and principal office of each of GSO COF Facility LLC, GSO Advisor Holdings L.L.C., Bennett J. Goodman, J. Albert Smith III, and Douglas I. Ostrover LLC is c/o GSO Capital Partners LP, 280 Park Avenue, 11th Floor, New York, NY 10017.
Signatures: Dated: July 20, 2011

GSO COF FACILITY LLC
By:	GSO Capital Opportunities Fund LP, its sole member

By:	GSO Capital Opportunities Associates LLC, its general partner

By:	/s/ Marisa J. Beeney
	Name:	Marisa J. Beeney
	Title:	Authorized Signatory

GSO ADVISOR HOLDINGS L.L.C.
By:	Blackstone Holdings I L.P., its sole member

By:	Blackstone Holdings I/II GP Inc., its general partner

By:	/s/ John G. Finley
	Name:	John G. Finley
	Title:	Authorized Signatory

BENNETT J. GOODMAN
By:	/s/ Marisa J. Beeney
	Name:	Marisa J. Beeney
	Title:	Attorney-in-Fact

J. ALBERT SMITH III
By:	/s/ Marisa J. Beeney
	Name:	Marisa J. Beeney
	Title:	Attorney-in-Fact

DOUGLAS I. OSTROVER
By:	/s/ Marisa J. Beeney
	Name:	Marisa J. Beeney
	Title:	Attorney-in-Fact